                                                                      Exhibit 21


              Subsidiaries of Allied Healthcare International Inc.



Subsidiary                                         Jurisdiction of Organization

Health Management, Inc.                                      Delaware
RespiFlow, Inc.                                              Florida
Allied Healthcare Group Limited                              England
Allied Healthcare Holdings Limited (formerly
   known as Transworld Healthcare (UK)
   Limited)                                                  England
     Staffing Enterprise Limited                             England
     Staffing Enterprise (PSV) Limited                       England
     Inver Healthcare Limited                                England
     Balfor Medical Limited                                  England
     Medic-One Group Limited                                 England
     Crystalglen Limited                                     England
     Nightingale Nursing Bureau Limited                      England
     Omnicare Limited                                        England
       Allied Healthcare (UK) Limited                        England
       Allied Oxycare Limited                                England
         Medigas Limited                                     England




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